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                                                                  Exhibit 99(dd)

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                               GREENBELT DIVISION

                                              )
In re:                                        )
                                              )      Case Nos. 98-23115 through
CRIIMI MAE Inc. et al.                        )      98-23117
                                              )      (Chapter 11)
                           Debtors.           )      Jointly Administered -
                                              )      Under Case No. 98-23115-DK
----------------------------------------------)
                                              )
MERRILL LYNCH MORTGAGE                        )
CAPITAL INC.,                                 )
                                              )
                           Movant,            )
                                              )
         v.                                   )
                                              )
CRIIMI MAE Inc.                               )
                                              )
                           Respondent.        )
                                              )
----------------------------------------------)

                          STIPULATION AND CONSENT ORDER
                        PROVIDING FOR ADEQUATE PROTECTION

                  Upon the filing by CRIIMI MAE Inc. (the "Debtor") of a Motion for Order Approving Stipulation and Consent Order Providing for Adequate Protection, and upon the consent by Merrill Lynch Mortgage Capital Inc. ("MLMCI"), the Official Committee of Unsecured Creditors of CRIIMI MAE Inc. (the "Creditors Committee") and the Official Committee of Equity Security Holders of CRIIMI MAE Inc. (the "Equity Committee") to the relief set forth in this Stipulation and Consent Order Providing for Adequate Protection (the "Stipulation and Consent Order"), the Court finds that:

     A. Proper notice hereof has been given to the United States Trustee and to all necessary parties pursuant to Bankruptcy Rule 4001.

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     B.   The Debtor and MLMCI had previously entered into a Stipulation and
          Consent Order regarding Motion and Adversary Proceeding (the "First Consent Order") and that the First Consent Order was entered by this Court on December 4, 1998.

     C. Unless otherwise defined in this Stipulation and Consent Order, any capitalized term used herein that is defined in the First Consent Order shall have the meaning given to such term in the First Consent Order.

     D. Pursuant to the terms of the First Consent Order, MLMCI's security interest has been determined to be a properly perfected, valid first priority security interest in the Collateral Securities, subject only to the applicable provisions of the First Consent Order.

     E. After entry of the First Consent Order, MLMCI asserted that it was entitled to certain adequate protection of its interest in the Collateral Securities and requested that the Debtor provide it with adequate protection.

     F. The Debtor eventually agreed to provide certain adequate protection of MLMCI's interest in the Collateral Securities. On or about September 7, 1999, the Debtor filed its Motion to Approve Stipulation and Consent Order Providing for Adequate Protection ("Motion"). Attached as Exhibit 2 to the Motion was a proposed Stipulation and Consent Order Providing for Adequate Protection ("Proposed Order"), which set forth the adequate protection the Debtor agreed to provide subject to court approval. Another copy of the Proposed Order is annexed hereto.

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     G.   On September 27, 1999, the Creditors Committee and the Equity
          Committee timely filed a joint objection to the Motion and to the Proposed Order ("Joint Objection"), in which they objected to Paragraphs 7 and 9 of the Proposed Order and asked the Court either to deny entry of the Proposed Order or, alternatively, to enter the Proposed Order after striking Paragraphs 7 and 9.

     H. At the request of MLMCI, the Court scheduled a hearing on the Motion and Joint Objection for November 1, 1999, at 10:30 a.m.

     I. The Debtor, the Creditors Committee, the Equity Committee, and MLMCI agreed to postpone the November 1, 1999 hearing on the Motion and Joint Objection in order to continue discussions over a possible, consensual resolution of the issues raised.

     NOW, THEREFORE, it is ORDERED as follows:

     1. PURPOSE. The purpose of this Stipulation and Consent Order is to provide MLMCI with adequate protection of its interest in the Collateral Securities.

     2. ADEQUATE PROTECTION. Except as modified in Paragraph 5 of this Stipulation and Consent Order, all of the terms and provisions of the Proposed Order are hereby approved and deemed "so ordered" by the Court without entry of such Proposed Order. As a result, and without in any way limiting the generality of the first sentence of this Paragraph 2, (a) the Debtor is hereby directed to comply with all of the terms and provisions of the Proposed Order as modified by Paragraph 5 hereof; and (b) MLMCI shall be entitled to all of the benefits set forth in the Proposed Order as modified by Paragraph 5 hereof.

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By its counsel's consent to the entry of this Stipulation and Consent Order,
MLMCI agrees to be bound by the terms and provisions of the Proposed Order as modified by Paragraph 5 hereof.

     3. RELIEF FROM THE AUTOMATIC STAY. The automatic stay created by Section 362(a) of the Bankruptcy Code is hereby modified to the limited extent necessary to implement the terms and provisions of this Stipulation and Consent Order and shall otherwise remain in full force and effect.

     4. CONTINUANCE. All parties hereto shall jointly request the Court, by appropriate pleading or motion, to enter this Stipulation and Consent Order immediately. In the event this Stipulation and Consent Order has not been entered prior thereto, then the hearing on the Motion and the Joint Objection shall be continued to the Court's first available hearing date after December 1, 1999, which is the 6th day of December, 1999, at 2:00 p.m., at which time all parties shall jointly request entry of this Stipulation and Consent Order. Upon entry of this Stipulation and Consent Order, the hearing on the Motion and the Joint Objection shall be cancelled. If this Stipulation and Consent Order has not been entered by December 6, 1999, with time being of the essence, and without modification acceptable to MLMCI, then all parties reserve all of their rights as they existed immediately prior to the filing of this Stipulation and Consent Order; PROVIDED, HOWEVER, that no hearing on the Motion and Joint Objection shall occur earlier than December 7, 1999.

     5. MODIFICATIONS TO PROPOSED ORDER. Unless otherwise ordered by the Court, the provisions of Paragraphs 7, 8 and 9 of the Proposed Order shall be of no force and effect. MLMCI shall not be entitled to seek any adequate protection in addition to that provided for in this Stipulation and Consent Order or to seek relief from the automatic stay to allow it to foreclose upon its lien and security interest in the Collateral Securities, the Cash

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Collateral Account, or the Cash Collateral Monies unless and until (i) March 31,
2000; (ii) the Debtor fails to comply with any of its obligations in this Stipulation and Consent Order or in the First Consent Order; (iii) a trustee or an examiner with the power to operate the business of the Debtor is appointed for the Debtor; (iv) an order is entered converting the Debtor's Chapter 11 case to a case under Chapter 7 of the Bankruptcy Code; (v) the effective date of a Chapter 11 plan for the Debtor; or (vi) the sum (the "Total Percentage") of (x) the spread indicated by Morgan Stanley Dean Witter for generic BB rated 10-year conduit CMBS as displayed on Bloomberg's pricing page "MSCM" plus (y) the bid side yield on the then current 10-year U.S. Treasury Note as set forth on page 500 of Telerate as of 3:00 p.m., New York City time equals or exceeds thirteen (13%) percent. If, after one or more of the events described in the previous sentence of this Paragraph, MLMCI requests additional adequate protection or files a motion for relief from the automatic stay, the Debtor, the Creditors Committee, and the Equity Committee shall each have the right to contest MLMCI's request or motion, and nothing contained herein shall be construed as an admission by the Debtor, the Creditors Committee, or the Equity Committee that MLMCI is entitled to receive additional adequate protection or relief from the automatic stay.

     6. ADDITIONAL RELIEF. MLMCI may, at any time after December 6, 1999, in its sole and absolute discretion, notify the Debtor, the Creditors Committee, and the Equity Committee that it is seeking a hearing to determine whether it is entitled to the additional relief set forth in Paragraphs 7 and 9 of the Proposed Order. The failure of MLMCI to seek such a hearing shall not in any way waive, compromise or otherwise alter its rights to later assert or demand that it is entitled to such benefits as are set forth in Paragraphs 7 and 9 of the Proposed Order. The Creditors Committee and the Equity Committee reserve their respective

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rights to oppose any assertion or demand by MLMCI that it is entitled to such benefits as are set forth in Paragraphs 7 and 9 of the Proposed Order, and nothing in this Stipulation and Consent Order shall impair, preclude, waive, bar, or estop the respective rights and abilities of the Creditors Committee and the Equity Committee to so oppose.

     7. SECTION 507(b). MLMCI shall be entitled to whatever rights it may have, if any, under Section 507(b) of the Bankruptcy Code.

     8. CORE PROCEEDING. The subject of this Stipulation and Consent Order is a "core" proceeding within the meaning of 28 U.S.C. Section 157. This Stipulation and Consent Order is a final order of the Bankruptcy Court, immediately appealable and valid and fully effective upon its entry.

     9. CONSTRUCTION. The captions in this Stipulation and Consent Order are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.






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                  Let the Clerk forward copies of this Stipulation and Consent
Order to counsel whose names and addresses appear below.

                  SO ORDERED this _____ day of November 1999.



                                  ---------------------------------------------
                                  Duncan W. Keir, Judge
                                  United States Bankruptcy Court



                                  CONSENTED AND AGREED TO:


                                  ---------------------------------------------
                                  David R. Kuney, Esq. MFB # 07980
                                  BROWN & WOOD LLP
                                  1666 K Street, NW
                                  Washington, DC  20006-1208
                                  202-533-1300

                                  and

                                  A. Robert Pietrzak, Esq.
                                  William M. Goldman, Esq.
                                  Andrew W. Stern, Esq.
                                  Maria D. Melendez. Esq.
                                  BROWN & WOOD LLP
                                  One World Trade Center
                                  New York, New York  10048-0557
                                  212-839-5300

                                  Co-Counsel for Merrill Lynch Mortgage
                                  Capital, Inc.

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                                  ---------------------------------------------
                                  Richard L. Wasserman, Esq. MFB#02784
                                  Gregory A. Cross, Esq. MFB#04571-G
                                  VENABLE, BAETJER AND HOWARD, LLP
                                  1800 Mercantile Bank & Trust Building
                                  2 Hopkins Plaza
                                  Baltimore, MD  21201
                                  410-244-7400

                                  Counsel for the Debtor, CRIIMI MAE Inc.



                                  ---------------------------------------------
                                  Michael St. Patrick Baxter, Esq. MFB# 9694
                                  Dennis S. Auerbach, Esq. MFB# 09290
                                  COVINGTON & BURLING
                                  1201 Pennsylvania Avenue, N.W.
                                  Washington, D.C.  20044-7566
                                  202-662-6000

                                  Counsel to the Official Committee of Equity
                                  Security Holders of CRIIMI MAE Inc.



                                  ---------------------------------------------
                                  Daniel M. Lewis, Esq. MFB# 02998
                                  Michael Bernstein, Esq. MFB# 10406
                                  ARNOLD & PORTER
                                  555 Twelfth Street, NW
                                  Washington, DC  20004-1206

                                  Counsel for the Official Committee of
                                  Unsecured Creditors.

cc:               Office of the United States Trustee
                  6305 Ivy Lane, Suite 600
                  Greenbelt, MD 20770

                  David R. Kuney, MFB # 07980
                  BROWN & WOOD LLP
                  1666 K Street, NW
                  Washington, DC 20006-1208
                  202-533-1300

                  A. Robert Pietrzak, Esq.
                  William M. Goldman, Esq.
                  Andrew W. Stern, Esq.
                  Maria D. Melendez. Esq.
                  BROWN & WOOD LLP
                  One World Trade Center
                  New York, New York  10048-0557

                  Richard L. Wasserman, Esq.
                  VENABLE, BAETJER AND HOWARD, LLP
                  1800 Mercantile Bank & Trust Building
                  2 Hopkins Plaza
                  Baltimore, MD  21201

                  Daniel M. Lewis, Esq.
                  Michael Bernstein, Esq.
                  ARNOLD & PORTER
                  555 Twelfth Street, NW
                  Washington, DC  20004-1206





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